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                                                                   Exhibit 10.25



                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT ("Agreement") is made and entered into as of the 27th day of August, 1999, by and between WinsLoew Furniture, Inc., a Florida corporation (the "COMPANY"), and Trivest II, Inc., a Florida corporation ("TRIVEST").

         1. APPOINTMENT OF TRIVEST. On the terms and subject to the conditions set forth in this Agreement, the Company appoints Trivest and Trivest accepts appointment as the sole and exclusive manager of, and consultant to, the Company's business, including without limitation any subsidiaries of the Company and any other corporations hereafter formed or acquired by the Company to engage in any business.

         2. BOARD OF DIRECTORS SUPERVISION; CERTAIN ACTIONS SUBJECT TO APPROVAL OF DISINTERESTED DIRECTORS OR BOARD OBSERVERS.

         (a) The activities of Trivest to be performed under this Agreement shall be subject to the supervision of the Board of Directors of the Company (the "BOARD") to the extent required by applicable law or regulation and subject to reasonable policies not inconsistent with the terms of this Agreement adopted by the Board and in effect from time to time. Where not required by applicable law or regulation, Trivest shall not require the prior approval of the Board to perform its duties under this Agreement.

         (b) Any determination of the amount of any increase in Base Compensation in connection with the acquisition of an Additional Business pursuant to clause (ii) of Section 6(b) below and any compensation arrangement approved by the Board pursuant to clause (ii) of Section 6(c) below shall, in order to be effective, require the affirmative approval of a majority of the Disinterested Directors and, if Trivest Furniture Partners, Ltd., a Florida limited partnership ("TRIVEST FURNITURE PARTNERS"), is at such time a holder of any equity securities of the Company, a majority in interest of the holders of limited partnership interests of Trivest Furniture Partners. For purposes of this Agreement the term "DISINTERESTED DIRECTORS" shall mean those members of the Board (if any) who, at the time of such approval, are neither employees of the Company nor directors, officers or stockholders of Trivest or (subject to the last sentence of this Section 2(b), any of its affiliates. Nothing herein shall be deemed to prevent any individual who owns less than five percent in the aggregate of the equity securities of any class of any issuer whose shares are registered under '12(b) or 12(g) of the Securities Exchange Act of 1933, as amended, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, from being deemed to be a Disinterested Director so long as such individual is not a member of any "control group" (within the meaning of the rules and regulations of the United States Securities and Exchange Commission) of any such issuer.


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         3. AUTHORITY OF TRIVEST. Subject to any limitations imposed by applicable law or regulation, Trivest shall render management, consulting and financial services to the Company, which services shall include advice and assistance concerning any and all aspects of the operations, strategic and capital planning and financing of the Company and its subsidiaries as needed from time to time, including conducting relations on behalf of the Company with accountants, attorneys, financial advisors and other professionals. Trivest will also make periodic reports to the Company with respect to the services provided hereunder. Trivest will use its best efforts to cause its employees and agents to give the Company the benefit of their special knowledge, skill and business expertise to the extent relevant to the Company's business and affairs. In addition, Trivest shall render advice and expertise in connection with any acquisitions or dispositions undertaken by the Company.

         4. REIMBURSEMENT OF EXPENSES; INDEPENDENT CONTRACTOR. All obligations or expenses incurred by Trivest in the performance of its duties under this Agreement shall be for the account of, on behalf of, and at the expense of the Company. Trivest shall not be obligated to make any advance to or for the account of the Company or to pay any sums, except out of funds held in accounts maintained by the Company nor shall Trivest be obligated to incur any liability or obligation for the account of the Company without assurance that the necessary funds for the discharge of such liability or obligation will be provided. In the event the Company utilizes the services of Trivest's legal department, then the Company shall promptly reimburse Trivest for such expenses at prevailing rates. Trivest shall be an independent contractor, and nothing obtained in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Company and Trivest, or (ii) to cause Trivest to be responsible in any way for the debts, liabilities or obligations of the Company or any other party, or (iii) to constitute Trivest or any of its employees as employees, officers or agents of the Company.

         5. OTHER ACTIVITIES OF TRIVEST. The Company acknowledges and agrees that neither Trivest nor any of Trivest's employees, officers, directors, affiliates or associates shall be required to devote full time and business efforts to the duties of Trivest specified in this Agreement, but instead shall devote only so much of such time and efforts as Trivest reasonably deems necessary. The Company further acknowledges and agrees that Trivest and its affiliates are engaged in the business of investing in, acquiring and/or managing businesses for Trivest's own account, for the account of Trivest's affiliates and associates and for the account of unaffiliated parties, and understands that Trivest plans to continue to be engaged in such businesses (and other business or investment activities) during the term of this Agreement. No aspect or element of such activities shall be deemed to be engaged in for the benefit of the Company or any of its subsidiaries nor to constitute a conflict of interest.

         6. COMPENSATION OF TRIVEST.

         (a) BASE COMPENSATION. During the term of this Agreement, Trivest shall receive annually with respect to the management of the business operations of the Company and its


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subsidiaries (including subsidiaries of subsidiaries), a base cash consulting and management fee equal to $350,000, payable in advance in equal quarterly installments (the "BASE COMPENSATION"). The Base Compensation shall be adjusted annually to reflect any increase from the previous year in the Consumer Price Index. For purposes of this Agreement, the term "CONSUMER PRICE INDEX" shall mean the "Consumer Price Index For All Urban Consumers" base year 1982-1984 = 100 for the Southern region, published by the United States Department of Labor, Bureau of Labor Statistics. The Company acknowledges that the determination of the amount of the initial Base Compensation payable to Trivest hereunder is based upon the Company's present business activities.

         (b) ADDITIONAL BUSINESS OPERATIONS. In the event that any additional business operations are acquired by the Company or its subsidiaries after the date of this Agreement (each an "ADDITIONAL BUSINESS"), then, with respect to each such Additional Business which has EBITA of $2,000,000 or more, the Base Compensation shall be increased (as of the date such Additional Business is acquired) by an amount equal to the greater of (i) $50,000 and (ii) subject to
Section 2(b), above, an amount determined in good faith by Trivest and the Board prior to the date such Additional Business is acquired. For purposes of this Agreement, the term "EBITA" shall mean the projected annual earnings before income taxes, interest expense and amortization of goodwill for each Additional Business for the fiscal year in which the acquisition of such Additional Business occurs, as computed in accordance with generally accepted accounting principles consistently applied with prior years (but excluding from such computation any purchase adjustments and compensation payable to Trivest as a result of the terms of this Agreement).

         (c) ADDITIONAL INCENTIVE COMPENSATION.

                    (i) As additional compensation, Trivest shall be entitled to a one-time fee (the "ADDITIONAL INCENTIVE COMPENSATION") with respect to (A) any acquisition of a business operation by the Company or its subsidiaries introduced or negotiated by Trivest or its affiliates, and
         (B) any disposition of a business operation by the Company or its subsidiaries negotiated by Trivest or its affiliates. The Additional Incentive Compensation shall be paid at the closing of the acquisition or disposition of any such business operation. The Additional Incentive Compensation shall be a cash sum equal to the following percentages of the purchase price (which on acquisitions or dispositions of assets shall also include the book value of the assumed liabilities, and on acquisitions or dispositions of stock shall also include liabilities of the acquired entity that are required to be paid with funds provided by the Company or any of its subsidiaries in connection with such acquisition) for the acquisition or disposition:


               PURCHASE PRICE                            PERCENTAGE
               --------------                            ----------

$1 to $10,000,000                                          3.00%

$10,000,001 to $50,000,000                                 1.25%

$50,000,001 and over                                       0.75%





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         By way of illustration, an acquisition or disposition with a purchase price of $60,000,000 would generate Additional Incentive Compensation of $875,000 (3.00% of the first $10,000,000, 1.25% of the next
         $40,000,000 and 0.75% of the remaining $10,000,000). This Section
         6(c)(i) shall not apply to any transaction (a "SALE OF THE COMPANY") which is (x) the sale of all, or substantially all, of the Company's consolidated assets in any single transaction or series of related transactions; (y) the sale or issuance, or series of related sales or issuances, of equity securities of the Company in any single transaction or series of related transactions which results in any person or group of affiliated persons (other than affiliates of Trivest) owning (on a fully-diluted basis) more than 50% of the Company=s securities having ordinary voting power to elect directors outstanding at the time of such sale or issuance or such series of sales and/or issuances; or (z) any merger or consolidation of the Company with or into another corporation (regardless of which entity is the surviving corporation) if, after giving effect to such merger or consolidation, the holders of the Company's securities having ordinary voting power to elect directors (on a fully-diluted basis) immediately prior to the merger or consolidation own securities of the surviving or resulting corporation representing 50% or less of the ordinary voting power to elect directors of the surviving or resulting corporation (on a fully-diluted basis). The amount of any fee payable to Trivest in connection with a Sale of the Company shall be determined pursuant to the provisions of Section 6(c)(ii) below.

                    (ii) In the event of any other transaction not in the ordinary course of business, including a Sale of the Company and any public or private debt or equity financing or unusual efforts extended or results obtained by Trivest on behalf or for the benefit of the Company or its subsidiaries, the Board shall in good faith negotiate with Trivest to determine a fair compensation arrangement to compensate Trivest for such matters.

         7. TERM. Notwithstanding anything herein to the contrary, this Agreement shall become effective only upon the consummation of the proposed merger of Trivest Furniture Corporation with and into the Company, and shall thereafter remain in effect for a period of 10 years unless terminated earlier in accordance with the provisions of this Agreement.

         8. EARLY TERMINATION.

                    (a) TERMINATION UPON BREACH. Either the Company or Trivest may terminate this Agreement in the event of the breach of any of the material terms or provisions of this Agreement by the other party, which breach is not cured within 10 business days after notice of the same is given to the party alleged to be in breach by the other party. In the event this Agreement is terminated by Trivest because of the breach of any of the material terms or provisions hereof by the Company, Trivest shall be entitled to recover damages from the






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Company and shall not be required to mitigate or reduce damages by seeking or undertaking other management arrangements or business opportunities.

                    (b) TERMINATION UPON CONSUMMATION OF A SALE OF THE COMPANY. Trivest's engagement under this Agreement may be terminated by a majority of the Disinterested Directors (or, if Trivest Furniture Partners is then a holder of any equity securities of the Company, by a majority in interest of the holders of limited partnership interests of Trivest Furniture Partners) effective upon the occurrence of a Sale of the Company. Any such termination shall be communicated by written notice of Termination to Trivest, which notice shall be given no sooner than 20 business days prior to and no later than five business days after the consummation of a Sale of the Company.

         9. STANDARD OF CARE. Trivest (including any person or entity acting for or on behalf of Trivest) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or for any acts or omissions of any kind (including acts or omissions of Trivest), unless the Company's losses (including expenses, costs and attorneys' fees) are finally and judicially determined to have resulted from the gross negligence or willful misconduct of Trivest.

         10. INDEMNIFICATION OF TRIVEST. The Company hereby agrees to indemnify and hold harmless Trivest and its present and future officers, directors, affiliates, employees and agents ("Indemnified Parties") to the fullest extent not prohibited by law as if any of the Indemnified Parties were an officer or director of the Company and/or its subsidiaries. The Company further agrees to reimburse the Indemnified Parties on a monthly basis for any cost of defending any action or investigation (including attorneys' fees and expenses), subject to an undertaking from such Indemnified Party to repay the Company if such party is determined not to be entitled to such indemnity.

         11. NO ASSIGNMENT. Without the consent of Trivest, the Company shall not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder. Without the prior written consent of the Company, Trivest shall not assign, transfer or convey any of its rights, duties or interests under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it under this Agreement.

         12. NOTICES. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:












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         If to the Company:   WinsLoew Furniture, Inc.
                              160 Village Street
                              Birmingham, Alabama 35242
                              Attention: President

         If to Trivest:       Trivest II, Inc.
                              2665 South Bayshore Drive
                              Eighth Floor
                              Miami, Florida 33133
                              Attention: General Counsel

Any party may at any time change its respective address by sending written notice to the other party of the change in the manner hereinabove prescribed.

         13. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         14. NO WAIVER. The failure of the Company or Trivest to seek redress for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement shall not prevent a subsequent act by the Company or Trivest, which would have originally constituted a violation of this Agreement by the Company or Trivest, from having all the force and effect of any original violation. The failure by the Company or Trivest to insist upon the strict performance of any one of the terms or conditions of the Agreement or to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same shall continue and remain in full force and effect. Except as the Company's rights of termination are limited herein, all rights and remedies that the Company or Trivest may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised by the Company or Trivest or not, shall be deemed to be in exclusion of any other right or remedy of the Company or Trivest.

         15. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought.

         16. GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to the laws of any other state.


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         17. NO THIRD PARTY BENEFICIARY. Except for the parties to this
Agreement and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement; PROVIDED, HOWEVER, that the provisions of Sections 2(b), 6(b)(ii), 6(c)(ii) and 8(b), above, to the extent that they provide rights which may be exercised by a majority in interest of the limited partners of Trivest Furniture Partners, shall be deemed to be for the benefit of Trivest Furniture Partners and its partners and may be enforced by Trivest Furniture Partners or its partners.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly exercised by their authorized representatives as of the date first above written.

                                   WINSLOEW FURNITURE, INC.



                                   By: /s/ Bobby Tesney
                                      -----------------------------------------
                                      Bobby Tesney, President



                                   TRIVEST II, INC.



                                   By: /s/ Earl W. Powell
                                      -----------------------------------------
                                      Earl W. Powell, President
























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